Exhibit 10.2

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MEANS OF MARKING SUCH PORTIONS WITH BRACKETS (“[***]”) BECAUSE THE IDENTIFIED CONFIDENTIAL PORTIONS (I) ARE NOT MATERIAL AND (II) ETHZILLA CORPORATION CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of December 9, 2025 by and between ETHZilla Corporation, a Delaware corporation (“ETHZ”), and Zippy, Inc., a Delaware corporation (“Zippy”) and each of [***] and [***] (“[***]” and together with [***], the “Selling Stockholders”) (together with Zippy, each a “Holder” and collectively, the “Holders”). Capitalized terms used but not defined herein have the meanings ascribed in that certain Series B-3 Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”).

In consideration of the mutual covenants set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ETHZ and Zippy agree as follows:

1. Certain Definitions

As used in this Agreement:

“Affiliate” has the meaning set forth in the Purchase Agreement.

“Business Day” means any day, other than a Saturday, Sunday or federal holiday, on which commercial banks in New York, New York are generally open for business. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means Zippy, [***].

“Prospectus” means the prospectus included in a Registration Statement (including any preliminary prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, 430B or 430C under the Securities Act), and any amendment or supplement thereto (including any free writing prospectus).

“Registrable Securities” means the shares of ETHZ Common Stock received by any Holder, together with any securities issued or issuable with respect to such shares by way of stock split, stock dividend, distribution, exchange, recapitalization, merger, consolidation, or reorganization; provided that such securities cease to be Registrable Securities when (i) sold pursuant to an effective Registration Statement, (ii) sold pursuant to Rule 144, or (iii) they may be sold by a Holder without restriction or volume limitation under Rule 144 (and without current public information requirements) as evidenced by a written opinion of counsel reasonably satisfactory to ETHZ’s transfer agent.

“Registration Expenses” has the meaning set forth in Section 6.

“Registration Statement” means any registration statement of ETHZ filed under the Securities Act, including a shelf registration statement on Form S-3 (or Form S-3ASR, if eligible), registering the resale of Registrable Securities, including the Prospectus contained therein, all amendments and supplements thereto and all exhibits and documents incorporated by reference.

“Rule 144,” “Rule 415,” and “Rule 462(e)” mean such rules promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Secondary Sale Agreements” has the meaning set forth in the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer Agent” means ETHZ’s transfer agent and registrar with respect to the ETHZ Common Stock.

2. Mandatory Registration; Effectiveness;

2.1 Filing Deadline; Form. ETHZ shall, as soon as practicable and in any event no later than the 30th calendar days following the Closing (or, if such date is not a Business Day, the next Business Day thereafter), prepare and file with the SEC a Registration Statement covering the resale, on a continuous basis under Rule 415, of all Registrable Securities then outstanding (the “Initial Registration Statement”). If ETHZ is eligible to register the resale of the Registrable Securities on Form S-3 (including an automatic shelf registration statement on Form S-3ASR), the Initial Registration Statement shall be on Form S-3 (or Form S-3ASR). If ETHZ is not then S-3 eligible, ETHZ shall file on Form S-1 and, promptly upon becoming S-3 eligible, shall file a post-effective amendment or new shelf on Form S-3 to replace the Form S-1 and transition the resale to Form S-3.

2.2 Effectiveness Deadline; Automatic Shelf. ETHZ shall use its commercially reasonable efforts to cause the Initial Registration Statement to be declared effective by the SEC as promptly as practicable and in any event by the earlier of (a) the 120th calendar day following the initial filing date of the Registration Statement if the SEC notifies ETHZ that it will “review” the Initial Registration Statement and (b) the fifth Business Day after the date ETHZ is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. If ETHZ is eligible to use an automatic shelf registration statement, ETHZ shall file an automatic shelf and such Registration Statement shall be effective upon filing pursuant to Rule 462(e).

2.3 Continuous Effectiveness. ETHZ shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act and usable for resale of Registrable Securities at all times until the earliest to occur of: (i) the date on which all Registrable Securities have been sold thereunder; and (ii) the date on which all Registrable Securities may be sold by a Holder without registration pursuant to Rule 144 without volume or manner-of-sale limitations and without current public information requirements, as evidenced by a written opinion of counsel reasonably satisfactory to ETHZ and the Transfer Agent.

3. Registration Procedures; Suspension; Cooperation

3.1 Registration Procedures. In connection with ETHZ’s obligations under Section 2, ETHZ shall:

(a) prepare and file the Registration Statement and such amendments and supplements as may be necessary to keep it effective and compliant as required herein;

(b) furnish to the Holders, without charge, copies of the Registration Statement and each amendment and supplement thereto (including all documents incorporated or deemed incorporated therein by reference) and any correspondence from or to the SEC relating thereto, in each case reasonably in advance of filing to the extent reasonably practicable;

(c) notify the Holders (i) of the filing and effectiveness of a Registration Statement and any post-effective amendment, (ii) of any stop order or suspension of effectiveness, or initiation or threat of any related proceeding, and (iii) when the Prospectus or any amendment or supplement thereto has been filed;

(d) use commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or suspension of the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus;

(e) promptly prepare and file any required supplement or amendment to the Registration Statement or Prospectus, including to correct any untrue statement or omission of a material fact, and furnish the Holders a reasonable opportunity to review and comment thereon;

(f) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders reasonably requests, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition of such Registrable Securities in such jurisdictions; provided, ETHZ shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction where it would not otherwise be required;

(g) cooperate with the Holders and the managing underwriters (if any) to facilitate the timely preparation and delivery of certificates or book-entry positions representing Registrable Securities to be sold, not bearing any restrictive legend (subject to Section 5), and in such denominations and registered in such names as the Holders or managing underwriters may request;

(h) make available for inspection by the Holders, their counsel, and any underwriter participating in any disposition of Registrable Securities pursuant to a Registration Statement, such financial and other records, corporate documents and properties of ETHZ, and cause ETHZ’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such person, as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act; and

(i) cause all Registrable Securities covered by the Registration Statement to be listed on The Nasdaq Capital Market (or such other national securities exchange on which ETHZ Common Stock is then listed) and to maintain such listing.

3.2 Permitted Suspension. ETHZ may, upon written notice to the Holders, suspend the availability of a Registration Statement and the use of any related Prospectus for up to sixty (60) days in any twelve (12)-month period in the aggregate, if ETHZ reasonably determines in good faith that (i) it would be required to disclose material non-public information that ETHZ has a bona fide business purpose to keep confidential and disclosure of which would be materially detrimental to ETHZ, or (ii) such suspension is necessary to comply with applicable law; provided, that ETHZ shall use commercially reasonable efforts to terminate any such suspension as promptly as practicable.

3.3 Cooperation by Holders. The Holders shall furnish to ETHZ such information regarding the Holder and the distribution of the Registrable Securities as ETHZ reasonably requests and as shall be required in connection with any registration, qualification or compliance referred to herein. The Holders agree to use commercially reasonable efforts to discontinue disposition of Registrable Securities pursuant to a Registration Statement and Prospectus upon receipt of written notice from ETHZ of any event described in Section 3.1(d) or Section 3.2 until the Holders’ receipt of copies of a supplemented or amended Prospectus or further notice from ETHZ that use of the Prospectus may be resumed.

4. Transfer Agent Instructions; Removal of Legends

4.1 Transfer Agent Instructions. ETHZ shall, and shall cause the Transfer Agent to, act in accordance with this Agreement and any customary instructions provided by ETHZ’s counsel to give effect to the resale of the Registrable Securities under an effective Registration Statement or in compliance with Rule 144. ETHZ shall bear all fees of the Transfer Agent in connection with the removal of legends and the processing of transfers of Registrable Securities in accordance herewith.

4.2 Removal of Legends. ETHZ shall cause restrictive legends to be removed from book entries or certificates representing Registrable Securities (and any stop transfer instructions to be terminated) promptly, and in any event within three (3) Business Days, (i) upon the effectiveness of the Registration Statement and, with respect to Lock-Up Shares, upon any applicable Lock-Up Release Date in accordance with Section 6.1(c) of the Purchase Agreement, and (ii) at such time as such securities may be sold by the Holders under Rule 144 without volume or manner-of-sale limitations and without current public information requirements, upon receipt of customary documentation (including an opinion of counsel reasonably satisfactory to the Transfer Agent). ETHZ shall instruct the Transfer Agent to accept and rely upon any such opinion from ETHZ’s counsel.

5. Lock-Up Coordination

The parties acknowledge (i) with respect to Zippy, the Lock-Up and release schedule set forth in Section 6.1 of the Purchase Agreement and (ii) with respect to the Selling Stockholders, the Lock-Up and release schedule set forth in Section 4.02 of the Secondary Sale Agreements. ETHZ shall take all actions reasonably necessary to give effect to the release of the respective Lock-Up Shares on each Lock-Up Release Date, including timely delivery of legal opinions and instructions to the Transfer Agent as provided in Section 6.1(c) of the Purchase Agreement and Section 4.02(c) of the Secondary Sale Agreements.

6. Registration Expenses

All fees and expenses incident to ETHZ’s performance of or compliance with this Agreement shall be borne by ETHZ, whether or not any Registration Statement becomes effective, including: (i) all registration, filing, listing and qualification fees (including SEC, FINRA and exchange fees), (ii) printing expenses, (iii) fees and disbursements of counsel for ETHZ, (iv) blue sky fees and expenses, (v) the fees and expenses of ETHZ’s independent registered public accounting firm (including comfort letters), and (vi) Transfer Agent and registrar fees. The Holders shall bear selling commissions and discounts applicable to sales of Registrable Securities by the Holders.

7. Rule 144 Compliance

7.1 With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of ETHZ to the public without registration, ETHZ shall: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Initial Registration Statement is declared effective by the SEC (the “Registration Date”); (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of ETHZ under the Securities Act and the Exchange Act, at any time after the Registration Date; and (c) furnish to Holders so long as the Holders owns Registrable Securities, promptly upon request, a written statement by ETHZ as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of ETHZ, and such other reports and documents so filed or furnished by ETHZ as the Holders may reasonably request in connection with the sale of Registrable Securities without registration.

8. Indemnification and Contribution

8.1 ETHZ Indemnification. ETHZ shall indemnify and hold harmless the Holders, its Affiliates, partners, members, officers, directors, employees, agents and any underwriter (and each person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or any amendment or supplement thereto, or any free writing prospectus related thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that the same are based upon information furnished in writing to ETHZ by or on behalf of the Holder or such underwriter expressly for use therein.

8.2 Holder Indemnification. The Holders shall indemnify and hold harmless ETHZ, its directors and officers, and each person who controls ETHZ within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent (and only to the extent) such statement or omission was made in reliance upon and in conformity with written information furnished by the Holders expressly for use therein; provided that the Holders’ aggregate liability under this Section 8.2 shall not exceed the net proceeds received by the Holders from the sale of Registrable Securities giving rise to such indemnification.

8.3 Procedures. Any party entitled to indemnification shall give prompt written notice to the indemnifying party of any claim or action for which indemnification is sought; provided that failure to provide such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it is actually prejudiced thereby. The indemnifying party shall assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, and the indemnified party may participate at its own expense with its own counsel. No indemnifying party shall consent to the entry of any judgment or settle any claim without the written consent of the indemnified party unless such settlement includes an unconditional release of the indemnified party.

8.4 Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient, then the indemnifying party shall contribute to the amount paid or payable as a result of such losses in such proportion as is appropriate to reflect the relative fault of the parties and any other relevant equitable considerations, subject to the limitations set forth in Section 8.2.

9. Liquidated Damages; Forfeiture

9.1 The parties agree that the liquidated damages mechanics, payment timing, interest, caps, tolling, and related remedies set forth in Section 6.5 of the Purchase Agreement are hereby incorporated by reference into, and made a part of, this Agreement and shall apply to any failure by ETHZ to satisfy its registration-related obligations under this Agreement, mutatis mutandis.

9.2 The parties also agree that the remedies set forth in Section 6.3(a) of the Purchase Agreement are hereby incorporated by reference into, and made a part of, this Agreement and shall apply, mutatis mutandis, to any breach or failure by ETHZ to comply with its obligations under this Agreement (including any Filing Failure, Effectiveness Failure or Maintenance Failure). For purposes of applying Section 6.3(a) pursuant to this Section 9.4, (a) references to the “Company” shall be to ETHZ, (b) references to the “Investor” shall be to each Holder, (c) references to “this Agreement” or to registration-related covenants under the Purchase Agreement shall be to this Agreement and the registration-related covenants set forth herein, and (d) any amounts or remedies that Section 6.3(a) provides are payable or available “to the Investor” shall be payable or available to the Holders then holding Registrable Securities, as their interests may appear.

10. Miscellaneous

10.1 Termination. ETHZ’s obligations under this Agreement with respect to the Registrable Securities shall terminate upon the earliest of: (i) the sale of all Registrable Securities under a Registration Statement, (ii) the date on which all Registrable Securities cease to be Registrable Securities, and (iii) mutual written agreement of ETHZ and the Holders.

10.2 Notices. All notices and other communications hereunder shall be given in the manner set forth in Section 7.6 of the Purchase Agreement.

10.3 Amendments and Waivers. No provision hereof may be amended, modified or waived except by a written instrument signed by ETHZ and Holders representing a majority of the then-outstanding Registrable Securities; provided that any amendment or waiver that materially and adversely affects a Holder in a manner disproportionate to the other Holders shall also require the written consent of such adversely affected Holder.

10.4 Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by Delaware law. The jurisdiction, venue and jury trial waiver provisions of Section 7.13 of the Purchase Agreement are incorporated herein by reference.

10.5 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts (including by electronic signature and PDF), each of which shall be deemed an original and all of which shall constitute one and the same instrument.

10.6 Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings.

10.7 Severability. If any provision hereof is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

10.8 Assignment; Permitted Transferees.

(a) Each Holder may assign its rights hereunder to any Affiliate or other transferee of Registrable Securities who agrees in writing to be bound by this Agreement; provided that no assignment shall relieve the assigning Holder of its obligations hereunder unless expressly released in writing by ETHZ.

(b) ETHZ may not assign its obligations hereunder without the prior written consent of Holders representing a majority of the then-outstanding Registrable Securities; provided that ETHZ may assign this Agreement in connection with a merger, consolidation or sale of substantially all of its assets, so long as the surviving or acquiring person expressly assumes in writing all of ETHZ’s obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

ETHZILLA CORPORATION

By:	/s/ McAndrew Rudisill
Name:	McAndrew Rudisill
Title:	Chief Executive Officer
Address:	2875 South Ocean Blvd., Suite 200 Palm Beach, Florida 33480
Email:	mcandrew@ethzilla.com

ZIPPY, INC.

By:	/s/ Ben Halliday
Name:	Ben Halliday
Title:	Chief Executive Officer

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